Exhibit 3.1

CERTIFICATE OF DESIGNATION OF
PREFERENCES, RIGHTS AND LIMITATIONS OF
SERIES H CONVERTIBLE PREFERRED STOCK OF
OXIS INTERNATIONAL, INC.

Pursuant to Section 151 of the Delaware
General Corporation Law

I,  Anthony J. Cataldo, Chief Executive Officer of Oxis International, Inc., a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”), in accordance with the provisions of Section 151 of such law, DO HEREBY CERTIFY that at a meeting of the Board of Directors that the following resolutions were adopted:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of Article FOURTH of the Corporation’s Second Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be, and hereby is, created, and the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, be, and hereby are, as follows:

Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series H Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be 25,000 (which shall not be subject to increase without the consent of the holders of a majority of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)).  Each share of Preferred Stock shall have $.001 par value and a stated value equal to $1.00 (as adjusted from time to time in accordance with the terms hereof, the “Stated Value”).  Capitalized terms not otherwise defined herein shall have the meaning given such terms in Section 5 hereof.

Section 2. Voting Rights. Except as otherwise provided herein and as otherwise provided by law, each outstanding share of Preferred Stock shall be entitled to a number of votes equal to (A) the number of shares of common stock that such share of Preferred Stock could, at such time, be converted into (without regard to any of the limitations contained in Section 4(a)(ii), below) (B) multiplied by 100.  Without limiting the generality of the foregoing sentence, so long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 3) senior to or otherwise pari passu with the Preferred Stock, (c) amend its certificate of incorporation or other charter documents so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Preferred Stock, (e) enter into any agreement with respect to the foregoing, (f) voluntarily file for bankruptcy, liquidate the Corporation’s assets or make an assignment for the benefit of the Corporation’s creditors, or (g) materially change the nature of the Corporation’s business.

Section 3. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value per share plus a cumulative, but not compounded, return of 15% per year thereon from the Original Issue Date, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.  A Fundamental Transaction or Change of Control Transaction shall not be treated as a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

Section 4.                   Conversion.

(a)           (i) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 4(a)(ii)) determined by dividing the Stated Value of such share by the Set Price, at the option of the Holder, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), to the attention of the Corporation’s Chief Executive Officer. Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion to the Corporation in accordance with Section 6(e) (the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

(ii) Beneficial Ownership Limitation.  (A) The Corporation shall not effect any conversion of the Preferred Stock, and the Holder shall not have the right to convert any portion of the Preferred Stock to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 9.9% of the number of shares of the Common

Stock Outstanding immediately after giving effect to such conversion. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.  To the extent that the limitation contained in this Section 4(a)(ii) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which shares of Preferred Stock is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder) and which shares of the Preferred Stock is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, the Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination.  For purposes of this Section 4(a)(ii), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Corporation’s most recent Form 10-Q or Form 10-K, as the case may be, (B) a more recent public announcement by the Corporation, or (C) any other notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock Outstanding.  Upon the written or oral request of the Holder, the Corporation shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The beneficial ownership limitation provisions of this Section 4(a)(ii) may be waived by any Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Corporation.

(b)           (i) The conversion price for each share of Preferred Stock shall equal the lesser of (A) $0.01 and (B) 60% of the average of the 3 lowest trading prices occurring at any time during the 20 trading days preceding conversion (the “Set Price”), subject to adjustment below:

(ii) if the Corporation, at any time while the Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock,  (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event, and of which the denominator shall be the number of shares of Common Stock Outstanding after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(iii)           except in connection with the issuance of securities associated with (a) shares of Common Stock or options to employees, officers, consultants or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose [so long as such issuances in the aggregate do not exceed ten percent (10%) of the issued and outstanding shares of Common Stock at any given point in time and such issuances are issued at or above the then current market price], or (b) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the Original Issue Date, provided that such securities have not been amended since the date of the Original Issue Date to increase the number of such securities or to decrease the exercise or conversion price of any such securities (“Excepted Issuances”), if the Corporation, at any time while the Preferred Stock is outstanding, shall issue rights, options or warrants to holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share (the “Effective Price”) less than the Set Price then in effect, then and in each such case the then existing Set Price shall be reduced to a price equal to the Effective Price (the “New Set Price”).  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

(iv)           except in connection with an Excepted Issuance, if the Corporation or any Subsidiary thereof at any time while any of the Preferred Stock is outstanding, shall offer, sell, grant any option or warrant to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or any equity or equity equivalent securities (including any equity, debt or other instrument that is at any time over the life thereof convertible into or exchangeable for Common Stock) (collectively, “Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock, at an Effective Price per share less than the Set Price then the Set Price shall be reduced to a price equal the Effective Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.

(v)           if the Corporation, at any time while the Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 4(b)(iii)), then in each such case the Set Price shall be adjusted by multiplying the Set Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(vi)           All calculations under this Section 4(b) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock. For purposes of this Section 4, the number of shares of Common Stock deemed to be outstanding (the “Common Stock Outstanding”) as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(vii)           Notwithstanding anything to the contrary herein, no adjustment shall be made hereunder in connection with an Excepted Issuance.

(viii)           Whenever the Set Price is adjusted pursuant to this Section, the Corporation shall promptly mail to each Holder, a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 5. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation, or (b) the execution by the Corporation of an agreement to which the Corporation  is a party or by which it is bound, providing for any of the events set forth above in (a).

“Closing Bid Price” means, for any security as of any date, the last closing bid price of such security on the OTC Bulletin Board or other principal exchange on which such security is traded as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc.  If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the holders of a majority of the outstanding shares of Preferred Stock.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, $0.001 par value per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Common Stock Outstanding” shall have the meaning set forth in Section 4(b)(vi).

“Conversion Date” shall have the meaning set forth in Section 4(a)(i).

“Conversion Shares” means, collectively, the shares of Common Stock into which the shares of Preferred Stock are convertible in accordance with the terms hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” shall have the meaning given such term in Section 1 hereof.

“Junior Securities” means the Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities that are (a) outstanding on the Original Issue Date, and (b) which are explicitly senior in rights or liquidation preference to the Preferred Stock.

“Liquidation” shall have the meaning given such term in Section 3.

“Notice of Conversion” shall have the meaning given such term in Section 4(a).

“Original Issue Date” shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Principal Market” initially means the Over-the-Counter Bulletin Board and shall also include the American Stock Exchange, NASDAQ Small-Cap Market, the New York Stock Exchange, or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Set Price” shall have the meaning set forth in Section 4(b)(i).

“Stated Value” shall have the meaning given such term in Section 1.

“Subsidiary” shall have the meaning given to such term in the Purchase Agreement.

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Principal Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b)  if the Common Stock is not then listed or quoted on a Principal Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c)  if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau

Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Corporation.

Section 6.  Miscellaneous.

(a)      The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

(b) Upon a conversion hereunder the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If any fraction of a Conversion Share would, except for the provisions of this Section, be issuable upon a conversion hereunder, the Corporation shall pay an amount in cash equal to the VWAP immediately prior to the applicable conversion multiplied by such fraction.

(c) The issuance of certificates for Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

(d) To effect conversions or redemptions, as the case may be, of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such share of Preferred Stock promptly following the Conversion Date at issue.  Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

(e) Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Executive Officer of the Corporation addressed to 468 N. Camden Drive, 2nd Floor, Beverly Hills, California 90210; Fax: (310) _______ or to such other address or facsimile number as shall be specified in writing by the Corporation for such purpose.  Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or such other address as the Holder may designate by ten days advance written notice to the other parties hereto. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (Los Angeles, California, time) (with confirmation of transmission), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (Los Angeles, California, time) on any date and earlier than 11:59 p.m. (Los Angeles, California, time) on such date (with confirmation of transmission), (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (iv) one day after deposit with a nationally recognized overnight courier service, specifying next day delivery, with written verification of service, or (v) upon actual receipt by the party to whom such notice is required to be given.

(f)  For purposes hereof, a share of Preferred Stock is outstanding until such date as the Holder shall have received the Conversion Shares or redemption amount (as the case may be) issuable or payable to it in accordance with this Certificate of Designations.

(g)      Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(h)      If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

(i)      Any waiver by the Corporation or the Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation.  The failure of the Corporation or the Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation.  Any waiver must be in writing.

(j)      If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

(k)      Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(l)      The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate this 5th day of February 2010.

/s/ Anthony Cataldo
Name: Anthony Cataldo
Title: Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series H Convertible Preferred Stock indicated below, into shares of common stock, $0.001 par value per share (the “Common Stock”), of Oxis International, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

          Date to Effect Conversion

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          Number of shares of Preferred Stock owned prior to Conversion

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         Number of shares of Preferred Stock to be Converted

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         Stated Value of shares of Preferred Stock to be Converted

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        Number of shares of Common Stock to be Issued

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       Applicable Set Price

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       Number of shares of Preferred Stock subsequent to Conversion

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[HOLDER]

By:_______________________
      Name:
      Title: